Exhibit 10.15

SCHNEIDER NATIONAL, INC.

DIRECTOR RESTRICTED STOCK UNIT

AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of [                    ], 2017 (the “Date of Grant”), is made by and between Schneider National, Inc., a Wisconsin corporation (the “Company”), and [                    ] (the “Participant”).

WHEREAS, the Company has adopted the Schneider National, Inc. Omnibus Long-Term Incentive Plan (as may be amended from time to time, the “Plan”), pursuant to which Restricted Stock Units (“RSUs”) may be granted to Directors; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the RSUs provided for herein to the Participant, subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.    Grant of Restricted Stock Units.

(a)    Grant. The Company hereby grants to the Participant a total of [                    ] RSUs, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each RSU represents the right to receive one Class B share of the Company’s common stock, no par value per share (“Share”). The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. Without limiting the foregoing, the Participant acknowledges that the RSUs and any Shares acquired upon settlement of the RSUs are subject to provisions of the Plan under which, in certain circumstances, an adjustment may be made to the number of the RSUs and any Shares acquired upon settlement of the RSUs.

2.    Vesting; Settlement.

(a)    Vesting. All of the RSUs shall vest upon an IPO occurring before December 31, 2017 (the “Vesting Date”). An “IPO” means the effectiveness of the registration statement on Form S-1 in respect of the initial public offering of the Class B common stock of the Company.

(b)    Settlement. Except as otherwise provided herein, each vested RSU shall be settled within 60 days following the Vesting Date. The RSUs may be settled in Shares, in cash in an amount equal to the number of vested RSUs multiplied by the Fair Market Value of a Share as of the Vesting Date, or in a combination of cash and Shares, as determined by the Committee.

3.    Dividend Equivalents. Each RSU shall be credited with Dividend Equivalents, which shall be withheld by the Company for the Participant’s account. Dividend Equivalents credited to the Participant’s account and attributable to a RSU shall be distributed (without interest) to the Participant at the same time as the underlying Share is delivered upon settlement of such RSU and, if such RSU is forfeited, the Participant shall have no right to such Dividend Equivalents. Any adjustments for Dividend Equivalents shall be in the sole discretion of the Committee and may be payable (x) in cash, (y) in Shares with a Fair Market Value as of the Vesting Date equal to the Dividend Equivalents, or (z) in an adjustment to the underlying number of Shares subject to the RSUs.

4.    Tax Obligations. The Participant shall be solely responsible for satisfying any applicable U.S. federal, state and local tax obligations and non-U.S. tax obligations. Unless otherwise provided by the Company, any applicable tax withholding shall be at the applicable minimum statutory rate. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the RSUs or otherwise the amount of any required withholding taxes in respect of the RSUs, its settlement or any payment or transfer of the RSUs or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes. The Participant may satisfy, in whole or in part, the tax obligations by authorizing the Company to withhold Shares that would otherwise be deliverable to the Participant upon settlement of the RSUs with a Fair Market Value equal to such withholding liability.

5.    Change in Control. Notwithstanding any provision contained in the Plan or this Agreement to the contrary, if, prior to the Vesting Date, a Change of Control occurs, the RSUs, to the extent unvested, shall vest immediately upon the effective date of the Change of Control. Such vested RSUs shall be settled within 60 days following such Change of Control (or, to the extent the RSUs are deferred compensation subject to Section 409A of the Code, within 60 days following a later payment event permissible under Section 409A of the Code), in Shares, in cash in an amount equal to the number of vested RSUs multiplied by the Fair Market Value of a Share (as of a date specified by the Committee), or in a combination of cash and Shares, as determined by the Committee.

6.    Rights as a Stockholder. The Participant shall not be deemed for any purpose, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the Shares underlying the vested RSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such Shares on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

7.    Compliance with Legal Requirements. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the RSUs as it deems reasonably necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

8.    Miscellaneous.

(a)    Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b)    Amendment. The Committee at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights of the Participant shall not be materially adversely affected without the Participant’s written consent.

(c)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)    Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code and shall be interpreted accordingly. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole reasonable discretion and with the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 8(d) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs or the Shares underlying the RSUs will not be subject to interest and penalties under Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or this Agreement, to the extent that the Participant is a “specified employee” (within the meaning of the Committee’s established methodology for determining “specified employees” for purposes of Section 409A of the Code), payment or distribution of any amounts with respect to the RSUs that are subject to Section 409A of the Code will be made as soon as practicable following the first business day of the seventh month following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) from the Company and its Affiliates, or, if earlier, the date of the Participant’s death.

(e)    General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(f)    Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally recognized overnight courier, or by first-class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

(i)    if to the Company, to:

Schneider National, Inc.

3101 Packerland Drive

Green Bay, WI 54313

Facsimile: (        )         -

Attention: General Counsel

(ii)    if to the Participant, to the Participant’s home address on file with the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery or delivery by telecopy, on the date of such delivery, in the case of nationally recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

(g)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h)    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(i)    Fractional Shares. In lieu of issuing a fraction of a Share resulting from an adjustment of the RSUs pursuant to Section 4.3 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

(j)    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s beneficiary shall be determined under applicable state law if such state law does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 8(j).

(k)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(l)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(m)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Wisconsin.

(n)    Consent to Jurisdiction; Waiver of Jury Trial. The Participant and the Company (on behalf of itself and its Affiliates) each consents to jurisdiction in the United States District Court for the Eastern District of Wisconsin, or if that court is unable to exercise jurisdiction for any reason, the Circuit Court of the State of Wisconsin, Brown County, and each waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

(o)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(p)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (.pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

SCHNEIDER NATIONAL, INC.

By:
Name:
Title:

[Participant Name]